Twelfth Amendment to the Licensing Agreement previously entered into on the 12th day of July, 2010

Between:

Nanotech Industries Inc., a Delaware corporation.

hereinafter referred to as “Licensor”

And:

Nanotech Industries International Inc., a Nevada corporation (and a wholly owned subsidiary of Hybrid Coating Technologies Inc.)

hereinafter referred to as “NTI”

(collectively referred to as the “Parties”)

WHEREAS the Parties previously entered into a Licensing Agreement on July 12, 2010 (“Licensing Agreement”), into an Amendment Agreement on March 17, 2011, into a Second Amendment Agreement on July 7, 2011, into a Third Amendment Agreement dated June 28, 2013, into a Fourth Amendment Agreement dated December 13, 2013, into a Fifth Amendment Agreement dated March 31, 2014, into a Sixth Amendment Agreement dated April 9, 2014, into a Seventh Amendment dated May 6, 2014, into an Eighth Amendment dated August 19, 2014 into a Ninth Amendment dated September 10, 2014, into a Tenth Agreement dated August 10, 2015 and into an Eleventh Amendment dated February 12, 2016 (collectively the “Agreement”);

WHEREAS the Parties would like to amend the Agreement to: (i) renew the right of exclusivity for SFI for a period of 24 months from the signing of this Agreement (“Renewal Period”);

WHEREAS to this end the Parties have agreed to enter into this Twelfth Amendment to the Licensing Agreement (“Twelfth Amendment Agreement”):

1.	Pursuant to the terms of the Licensing Agreement, the right of exclusivity for SFI (“SFI Exclusivity”) shall be renewed for the Renewal Period.

2.	In consideration for the SFI Exclusivity, NTI shall:

3.

NTI shall issue to the Licensor 600,000 Series B Preferred Shares and 3,000,000 warrants to purchase 3,000,000 Series B Preferred Shares with an exercise price of $0.00001 and expiring 10 years from the date of issuance (“Consideration”), to be paid at the time of execution of this Twelfth Amendment Agreement (“Deadline”). Should NTI not pay the Consideration within the Deadline, SFI Exclusivity shall not be renewed.

4.

The Agreement, as amended by this Twelfth Amendment Agreement, remains in full force and effect and is hereby ratified and confirmed. Provisions of the Agreement that have not been amended or terminated by this Twelfth Amendment Agreement remain in full force and effect, unamended.

5.	The Parties expressly warrant and guarantee that they have obtained all necessary requisite approvals and that they have the authority to enter into this Twelfth Amendment Agreement.

6.	The Preamble to this Twelfth Amendment Agreement is incorporated herein by this reference and made a material part of this Tenth Amendment Agreement.

7.

This Twelfth Amendment Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Parties have executed and delivered this Twelfth Amendment Agreement on November 9, 2016.

Nanotech Industries International Inc.

By: _/s/: Joseph Kristul__________
Title: President and CEO

Nanotech Industries Inc.

By:_ _/s/: Joseph Kristul ________
Title: President and CEO